Exhibit 10.23.1

AMENDMENT

TO

INVESTOR RIGHTS AGREEMENT

(Dated as of April 13, 2006)

Reference is made to the INVESTOR RIGHTS AGREEMENT, dated as of August 18, 2005 (the “Investor Rights Agreement”), between DOLPHIN DIRECT EQUITY PARTNERS, LP, a Delaware limited partnership, and ACT TELECONFERENCING, INC., a Colorado corporation.

1. The parties hereto hereby amend the Investor Rights Agreement, effective as of the date hereof, as follows:

Section 2(f) of the Investor Rights Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, the aggregate amount of Registration Delay Payments shall not exceed an amount equal to the product of (i) the initial principal amount paid for the Series AA Preferred held by such holder or the related Conversion Shares multiplied by (ii) ten percent (10%).”

2. Except as otherwise expressly provided hereunder, all provisions of the Investor Rights Agreement shall remain unchanged and in full force and effect.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.

4. This Amendment shall be effective upon execution and delivery by all the parties to the Investor Rights Agreement.

5. This Amendment may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

[The remainder of this page has been intentionally left blank. The signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Investor Rights Agreement to be duly executed and delivered as of the date hereof.

ACT TELECONFERENCING, INC.

By:	/s/ Gene Warren
Name:	Gene Warren
Title:	Chief Executive Officer

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC
its managing general partner

By:	/s/ Carlos P. Salas
Name:	Carlos P. Salas
Title:	Authorized Signatory